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                       COMMON UNIT CONTRIBUTION AGREEMENT


     This COMMON UNIT CONTRIBUTION AGREEMENT (this "Agreement") is made as of the 29th day of March, 1996 by and among Prime Retail, L.P., a Delaware limited partnership (the "Operating Partnership"), the limited partners of the Operating Partnership executing this Agreement (the "Contributing Partners") and The Prime Group, Inc. ("PGI"). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement of Limited Partnership of Prime Retail, L.P. dated as of March 22, 1994 (the "Limited Partnership Agreement").


                               W I T N E S S E T H:

     WHEREAS, Prime Retail, Inc., a Maryland corporation and general partner of the Operating Partnership, intends to engage in a series of transactions including an offer to acquire up to 65% of its outstanding shares of 8.5% Series B Cumulative Participating Convertible Preferred Stock, $.01 par value per share (the "Convertible Preferred Stock"), for consideration equal to 1.6 shares of its common stock, par value $.01 per share (the "Common Stock"), for each share of Convertible Preferred Stock (the "Exchange Offer") and the issuance of shares of Common Stock in a public offering (the "Stock Offering", and together with the Exchange Offer", the "Offerings");

     WHEREAS, in order to facilitate the Offerings, the Contributing Partners wish to contribute an aggregate of 625,000 Common Units to the Operating Partnership.

     NOW, THEREFORE, for and in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. CONTRIBUTION. Each Contributing Partner agrees to contribute, and PGI agrees to cause an affiliate of PGI(the "Prime Group Affiliate") to contribute, that number of Common Units set forth opposite such Person's name on Annex I hereto; PROVIDED, HOWEVER, that in the case of a contribution of Common Units by the Prime Group Affiliate, such contribution is subject to either (x) the approval of the pledgee of such Common Units to the contribution thereof or (y) the release of such pledge; PROVIDED, FURTHER, HOWEVER, that PGI agrees to act in good faith and use reasonable efforts to obtain such approval or release; AND

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PROVIDED, FURTHER, HOWEVER, that in the case of the contribution of Common Units by Abraham Rosenthal and William H. Carpenter, Jr., such contribution is subject to the prior contribution by the Prime Group Affiliate of that number of Common Units set forth opposite its name on Annex I hereto. Such Common Units shall be contributed free and clear of all liens and encumbrances with respect thereto and each Contributing Partner agrees to deliver to the Operating Partnership proper evidence of ownership and release of prior encumbrances with respect to such Common Units as the Operating Partnership may reasonably request.

     2. CONDITIONS TO EFFECTIVENESS; DELIVERY OF INSTRUMENTS EVIDENCING COMMON UNITS. The obligation of each Contributing Partner to contribute Common Units hereunder is conditioned upon the concurrent consummation of the Exchange Offer. Except as provided in Section 3 hereof, from and after the consummation of the Exchange Offer no Contributing Partner shall have any further rights or obligations with respect to the contributed Common Units and the Contributing Partners acknowledge that as of such time the contributed Common Units shall be contributed to and canceled by the Operating Partnership. The General Partner shall make appropriate adjustments to EXHIBIT A to the Limited Partnership Agreement as necessary to reflect the transactions contemplated hereby.

     3. CERTAIN TAX AND RELATED MATTERS. The contribution of Common Units pursuant to this Agreement shall not result in any reduction or increase in (i) the capital interest of any Contributing Partner, as the term "capital interest" is defined under the Internal Revenue Code of 1986, as amended (the "Code"), or
(ii) the amount of the Capital Account (within the meaning of the Limited Partnership Agreement) of any Contributing Partner on the date of such contribution. For all purposes of the Code, the contribution of Common Units shall be treated as a reduction in the profits interest of any Contributing Partners as the term "profits interest" is defined under the Code.

     4.   MISCELLANEOUS.

          a. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

          b. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.


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          c.   GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF DELAWARE.

          d. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          e. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Partnership, each of the Contributing Partners and their respective successors and assigns.

                            [SIGNATURE PAGES FOLLOW]

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     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.



                                        PRIME RETAIL, L.P.


                                        By:  Prime Retail, Inc.

                                        Its: General Partner


                                                  By: /s/ C. Alan Schroeder
                                                      ---------------------
                                                  Its: Senior Vice President -
                                                       General Counsel and
                                                       Secretary



                                        ABRAHAM ROSENTHAL



                                        /s/ Abraham Rosenthal
                                        --------------------------

                                        WILLIAM H. CARPENTER, JR.


                                        /s/ William H. Carpenter, Jr.
                                        -----------------------------

                                        THE PRIME GROUP, INC.


                                        By: /s/ Michael W. Reschke
                                            ----------------------
                                        Name: Michael W. Reschke
                                        Title: President

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                                     ANNEX I


CONTRIBUTING PARTNER               COMMON UNITS CONTRIBUTED
- --------------------               ------------------------

Prime Group Affiliate                     585,000

Abraham Rosenthal                          20,000

William H. Carpenter, Jr.                  20,000
                                       ----------
     TOTAL                                625,000
                                       ----------
                                       ----------

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